As filed with the Securities and Exchange Commission on April 23, 2010
Registration No. 333-164844

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
To
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROCKY BRANDS, INC.
(Exact name of registrant as specified in its charter)

Ohio	31-1364046
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

39 East Canal Street
Nelsonville, Ohio  45764
(740) 753-1951
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mike Brooks
Chairman and Chief Executive Officer
Rocky Brands, Inc.
39 East Canal Street
Nelsonville, Ohio  45764
(740) 753-1951
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of Correspondence to:

Curtis A. Loveland, Esq.
Erin F. Siegfried, Esq.
Porter, Wright, Morris & Arthur LLP
41 South High Street, Suite 2800
Columbus, Ohio 43215-6194
(614) 227-2059
(614) 227-2100 (fax)
esiegfried@porterwright.com

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” and “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller
reporting company)

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, without par value (3)			$50,000,000	$3,565

(1)
Omitted pursuant to General Instruction II.D. of Form S-3.  The proposed maximum offering price per class of security registered will be determined from time to time by Rocky Brands, Inc. in connection with, and at the time of, the issuance by Rocky Brands, Inc. of the securities registered hereunder.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). The maximum aggregate offering price of the securities to be registered will not exceed $50,000,000.

(3)
Each share of common stock is accompanied by a preferred share purchase right pursuant to the Rights Agreement, dated as of June 11, 2009, as may be amended from time to time, between Rocky Brands, Inc. and Computershare Trust Company, N.A.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated April 23, 2010

$50,000,000

ROCKY BRANDS, INC.

Common Stock

•	We may offer from time to time to sell shares of our common stock. The aggregate offering price of our shares of common stock sold under this prospectus will not exceed $50,000,000.
•
This prospectus provides a general description of the securities we may offer.  Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities.  This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

•
We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time.  If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

•	The last reported sale price of our common stock on April 20, 2010 was $10.20 per share.
•	Trading symbol: Nasdaq Global Select Market – RCKY
•
As of April 20, 2010, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $50,582,086, which was calculated based on 4,959,028 shares of outstanding common stock held by non-affiliates and on a price per share of $10.20, the closing price of our common stock on April 20, 2010. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

This investment involves risk.  See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved of anyone’s investment in these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2010

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process.  Under this shelf registration process, we may offer to sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $50,000,000.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement.  You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information and Incorporation by Reference.”

          We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement.  You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement.  This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

In this prospectus, “we,” “us,” “our” and “Rocky” refer to Rocky Brands, Inc. and its subsidiaries.

ABOUT ROCKY BRANDS, INC.

We are a leading designer, manufacturer and marketer of premium quality footwear marketed under a portfolio of well recognized brand names including Rocky Outdoor Gear, Georgia Boot, Durango, Lehigh, Dickies and Mossy Oak.  Our brands have a long history of representing high quality, comfortable, functional and durable footwear and our products are organized around four target markets: outdoor, work, duty and western.  Our footwear products incorporate varying features and are positioned across a range of suggested retail price points from $29.95 for our value priced products to $249.95 for our premium products.  In addition, as part of our strategy of outfitting consumers from head-to-toe, we market complementary branded apparel and accessories that we believe leverage the strength and positioning of each of our brands.

Our products are distributed through three distinct business segments: wholesale, retail and military.  In our wholesale business, we distribute our products through a wide range of distribution channels representing over 10,000 retail store locations in the U.S. and Canada.  Our wholesale channels vary by product line and include sporting goods stores, outdoor retailers, independent shoe retailers, hardware stores, catalogs, mass merchants, uniform stores, farm store chains, specialty safety stores and other specialty retailers.  Our retail business includes direct sales of our products to consumers through our Lehigh Safety Shoes mobile and retail stores (including a fleet of trucks, supported by small warehouses that include retail stores, which we refer to as mini-stores), our Rocky outlet store and our websites.  We also sell footwear under the Rocky label to the U.S. military.

We are an Ohio corporation.  Our headquarters is located at 39 East Canal Street, Nelsonville, Ohio 45764, and our telephone number is (740) 753-1951.  Our corporate website address is www.rockyboots.com.  This reference to our website is a textual reference only.  We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

Rocky, Rocky Outdoor Gear, Georgia Boot, Durango and Lehigh and our other marks mentioned or used in this prospectus or the documents incorporated by reference herein are our registered trademarks and service marks.  This prospectus and the documents incorporated by reference herein also contains trademarks and service marks belonging to other entities.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below, together with all of the other information included in this prospectus, before making an investment decision.  If any of the following risks actually occurs, our business, financial condition or results of operations could suffer.  In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business

Expanding our brands into new footwear and apparel markets may be difficult and expensive, and if we are unable to successfully continue such expansion, our brands may be adversely affected, and we may not achieve our planned sales growth.

Our growth strategy is founded substantially on the expansion of our brands into new footwear and apparel markets.  New products that we introduce may not be successful with consumers or one or more of our brands may fall out of favor with consumers.  If we are unable to anticipate, identify or react appropriately to changes in consumer preferences, we may not grow as fast as we plan to grow or our sales may decline, and our brand image and operating performance may suffer.

Furthermore, achieving market acceptance for new products will likely require us to exert substantial product development and marketing efforts, which could result in a material increase in our selling, general and administrative, or SG&A, expenses, and there can be no assurance that we will have the resources necessary to undertake such efforts.  Material increases in our SG&A expenses could adversely impact our results of operations and cash flows.

We may also encounter difficulties in producing new products that we did not anticipate during the development stage.  Our development schedules for new products are difficult to predict and are subject to change as a result of shifting priorities in response to consumer preferences and competing products.  If we are not able to efficiently manufacture newly-developed products in quantities sufficient to support retail distribution, we may not be able to recoup our investment in the development of new products.  Failure to gain market acceptance for new products that we introduce could impede our growth, reduce our profits, adversely affect the image of our brands, erode our competitive position and result in long term harm to our business.

A majority of our products are produced outside the U.S. where we are subject to the risks of international commerce.

A majority of our products are produced in the Dominican Republic and China.  Therefore, our business is subject to the following risks of doing business offshore:

•	the imposition of additional United States legislation and regulations relating to imports, including quotas, duties, taxes or other charges or restrictions;

•	foreign governmental regulation and taxation;

•	fluctuations in foreign exchange rates;

•	changes in economic conditions;

•	transportation conditions and costs in the Pacific and Caribbean;

•	changes in the political stability of these countries; and

•	changes in relationships between the United States and these countries.

If any of these factors were to render the conduct of business in these countries undesirable or impracticable, we would have to manufacture or source our products elsewhere.  There can be no assurance that additional sources or products would be available to us or, if available, that these sources could be relied on to provide product at terms favorable to us.  The occurrence of any of these developments would have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our success depends on our ability to anticipate consumer trends.

Demand for our products may be adversely affected by changing consumer trends.  Our future success will depend upon our ability to anticipate and respond to changing consumer preferences and technical design or material developments in a timely manner.  The failure to adequately anticipate or respond to these changes could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Loss of services of our key personnel could adversely affect our business.

The development of our business has been, and will continue to be, highly dependent upon Mike Brooks, Chairman and Chief Executive Officer, David Sharp, President and Chief Operating Officer, and James E. McDonald, Executive Vice President, Chief Financial Officer and Treasurer.  Messrs. Brooks, Sharp, and McDonald each have an at-will employment agreement with us.  Each employment agreement provides that in the event of termination of employment without cause, the terminated executive will receive a severance benefit.  In the event of termination for any reason, the terminated executive may not compete with us for a period of one year.  None of our other executive officers and key employees has an employment agreement with our company.  The loss of the services of any of these officers could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We depend on a limited number of suppliers for key production materials, and any disruption in the supply of such materials could interrupt product manufacturing and increase product costs.

We purchase raw materials from a number of domestic and foreign sources.  We do not have any long-term supply contracts for the purchase of our raw materials, except for limited blanket orders on leather.  The principal raw materials used in the production of our footwear, in terms of dollar value, are leather, Gore-Tex waterproof breathable fabric, Cordura nylon fabric and soling materials.  Availability or change in the prices of our raw materials could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We currently have a licensing agreement for the use of Gore-Tex waterproof breathable fabric, and any termination of this licensing agreement could impact our sales of waterproof products.

We are currently one of the largest customers of Gore-Tex waterproof breathable fabric for use in footwear.  Our licensing agreement with W.L. Gore & Associates, Inc. may be terminated by either party upon advance written notice to the other party by October 1 for termination effective December 31 of that same year.  Although other waterproofing techniques and materials are available, we place a high value on our Gore-Tex waterproof breathable fabric license because Gore-Tex has high brand name recognition with our customers.  The loss of our license to use Gore-Tex waterproof breathable fabric could have a material adverse effect on our competitive position, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our licensing agreement for the use of the Dickies trademark will terminate on December 31, 2010, and the termination of this licensing agreement could impact our sales and growth strategy.

Our exclusive license to use the Dickies brand will terminate on December 31, 2010.  The loss of our license to use the Dickies brand could have a material adverse effect on our competitive position and growth strategy, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. Sales of our Dickies branded merchandise approximated $11.2 million in 2009.

Our outdoor products are seasonal.

We have historically experienced significant seasonal fluctuations in our business because we derive a significant portion of our revenues from sales of our outdoor products.  Many of our outdoor products are used by consumers in cold or wet weather.  As a result, a majority of orders for these products are placed by our retailers in January through April for delivery in July through October.  In order to meet demand, we must manufacture and source outdoor footwear year round to be in a position to ship advance orders for these products during the last two quarters of each year.  Accordingly, average inventory levels have been highest during the second and third quarters of each year and sales have been highest in the last two quarters of each year.  There is no assurance that we will have either sufficient inventory to satisfy demand in any particular quarter or have sufficient demand to sell substantially all of our inventory without significant markdowns.

Our outdoor products are sensitive to weather conditions.

Historically, our outdoor products have been used primarily in cold or wet weather.  Mild or dry weather has had in the past, and may have in the future, a material adverse effect on sales of our products, particularly if mild or dry weather conditions occur in broad geographical areas during late fall or early winter.  Also, due to variations in weather conditions from year to year, results for any single quarter or year may not be indicative of results for any future period.

Our business could suffer if our third party manufacturers violate labor laws or fail to conform to generally accepted ethical standards.

We require our third party manufacturers to meet our standards for working conditions and other matters before we are willing to place business with them.  As a result, we may not always obtain the lowest cost production.  Moreover, we do not control our third party manufacturers or their respective labor practices.  If one of our third party manufacturers violates generally accepted labor standards by, for example, using forced or indentured labor or child labor, failing to pay compensation in accordance with local law, failing to operate its factories in compliance with local safety regulations or diverging from other labor practices generally accepted as ethical, we likely would cease dealing with that manufacturer, and we could suffer an interruption in our product supply.  In addition, such a manufacturer’s actions could result in negative publicity and may damage our reputation and the value of our brand and discourage retail customers and consumers from buying our products.

The growth of our business will be dependent upon the availability of adequate capital.

The growth of our business will depend on the availability of adequate capital, which in turn will depend in large part on cash flow generated by our business and the availability of equity and debt financing.  We cannot assure you that our operations will generate positive cash flow or that we will be able to obtain equity or debt financing on acceptable terms or at all.  Our revolving credit facility contains provisions that restrict our ability to incur additional indebtedness or make substantial asset sales that might otherwise be used to finance our expansion.  Security interests in substantially all of our assets, which may further limit our access to certain capital markets or lending sources, secure our obligations under our revolving credit facility.  Moreover, the actual availability of funds under our revolving credit facility is limited to specified percentages of our eligible inventory and accounts receivable.  Accordingly, opportunities for increasing our cash on hand through sales of inventory would be partially offset by reduced availability under our revolving credit facility.  As a result, we cannot assure you that we will be able to finance our current expansion plans.

We must comply with the restrictive covenants contained in our revolving credit facility.

Our credit facility and term loan agreements require us to comply with certain financial restrictive covenants that impose restrictions on our operations, including our ability to incur additional indebtedness, make investments of other restricted payments, sell or otherwise dispose of assets and engage in other activities.  Any failure by us to comply with the restrictive covenants could result in an event of default under those borrowing arrangements, in which case the lenders could elect to declare all amounts outstanding thereunder to be due and payable, which could have a material adverse effect on our financial condition.  As of  December 31, 2009, we were in compliance with all financial restrictive covenants.

We face intense competition, including competition from companies with significantly greater resources than ours, and if we are unable to compete effectively with these companies, our market share may decline and our business could be harmed.

The footwear and apparel industries are intensely competitive, and we expect competition to increase in the future.  A number of our competitors have significantly greater financial, technological, engineering, manufacturing, marketing and distribution resources than we do, as well as greater brand awareness in the footwear market.  Our ability to succeed depends on our ability to remain competitive with respect to the quality, design, price and timely delivery of products.  Competition could materially adversely affect our business, financial condition, results of operations and cash flows.

We currently manufacture a portion of our products and we may not be able to do so in the future at costs that are competitive with those of competitors who source their goods.

We currently plan to retain our internal manufacturing capability in order to continue benefiting from expertise we have gained with respect to footwear manufacturing methods conducted at our manufacturing facilities.  We continue to evaluate our manufacturing facilities and third party manufacturing alternatives in order to determine the appropriate size and scope of our manufacturing facilities.  There can be no assurance that the costs of products that continue to be manufactured by us can remain competitive with products sourced from third parties.

We rely on distribution centers in Logan and  Columbus, Ohio, San Bernardino, California and Waterloo, Ontario, Canada, and if there is a natural disaster or other serious disruption at any of these facilities, we may be unable to deliver merchandise effectively to our retailers.

We rely on distribution centers located in Logan and Columbus, Ohio, San Bernardino, California and Waterloo, Ontario, Canada. Any natural disaster or other serious disruption at any of these facilities due to fire, tornado, flood, terrorist attack or any other cause could damage a portion of our inventory or impair our ability to use our distribution center as a docking location for merchandise.  Either of these occurrences could impair our ability to adequately supply our retailers and harm our operating results.

We are subject to certain environmental and other regulations.

Some of our operations use substances regulated under various federal, state, local and international environmental and pollution laws, including those relating to the storage, use, discharge, disposal and labeling of, and human exposure to, hazardous and toxic materials.  Compliance with current or future environmental laws and regulations could restrict our ability to expand our facilities or require us to acquire additional expensive equipment, modify our manufacturing processes or incur other significant expenses.  In addition, we could incur costs, fines and civil or criminal sanctions, third party property damage or personal injury claims or could be required to incur substantial investigation or remediation costs, if we were to violate or become liable under any environmental laws. Liability under environmental laws can be joint and several and without regard to comparative fault.  There can be no assurance that violations of environmental laws or regulations have not occurred in the past and will not occur in the future as a result of our inability to obtain permits, human error, equipment failure or other causes, and any such violations could harm our business, financial condition, results of operations and cash flows.

If our efforts to establish and protect our trademarks, patents and other intellectual property are unsuccessful, the value of our brands could suffer.

We regard certain of our footwear designs as proprietary and rely on patents to protect those designs.  We believe that the ownership of patents is a significant factor in our business. Existing intellectual property laws afford only limited protection of our proprietary rights, and it may be possible for unauthorized third parties to copy certain of our footwear designs or to reverse engineer or otherwise obtain and use information that we regard as proprietary.  If our patents are found to be invalid, however, to the extent they have served, or would in the future serve, as a barrier to entry to our competitors, such invalidity could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We own U.S. registrations for a number of our trademarks, trade names and designs, including such marks as Rocky, Georgia Boot, Durango and Lehigh.  Additional trademarks, trade names and designs are the subject of pending federal applications for registration.  We also use and have common law rights in certain trademarks.  Over time, we have increased distribution of our goods in several foreign countries.  Accordingly, we have applied for trademark registrations in a number of these countries.  We intend to enforce our trademarks and trade names against unauthorized use by third parties.

Our success depends on our ability to forecast sales.

Our investments in infrastructure and product inventory are based on sales forecasts and are necessarily made in advance of actual sales.  The markets in which we do business are highly competitive, and our business is affected by a variety of factors, including brand awareness, changing consumer preferences, product innovations, susceptibility to fashion trends, retail market conditions, weather conditions and economic and other factors.  One of our principal challenges is to improve our ability to predict these factors, in order to enable us to better match production with demand.  In addition, our growth over the years has created the need to increase the investment in infrastructure and product inventory and to enhance our systems.  To the extent sales forecasts are not achieved, costs associated with the infrastructure and carrying costs of product inventory would represent a higher percentage of revenue, which would adversely affect our business, financial condition, results of operations and cash flows.

Risks Related to Our Industry

Because the footwear market is sensitive to decreased consumer spending and slow economic cycles, if general economic conditions deteriorate, many of our customers may significantly reduce their purchases from us or may not be able to pay for our products in a timely manner.

The footwear industry has been subject to cyclical variation and decline in performance when consumer spending decreases or softness appears in the retail market.  Many factors affect the level of consumer spending in the footwear industry, including:

•	general business conditions;

•	interest rates;

•	the availability of consumer credit;

•	weather;

•	increases in prices of nondiscretionary goods;

•	taxation; and

•	consumer confidence in future economic conditions.

Consumer purchases of discretionary items, including our products, may decline during recessionary periods and also may decline at other times when disposable income is lower.  A downturn in regional economies where we sell products also reduces sales.

The continued shift in the marketplace from traditional independent retailers to large discount mass merchandisers may result in decreased margins.

A continued shift in the marketplace from traditional independent retailers to large discount mass merchandisers has increased the pressure on many footwear manufacturers to sell products to these mass merchandisers at less favorable margins.  Because of competition from large discount mass merchandisers, a number of our small retailing customers have gone out of business, and in the future more of these customers may go out of business, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain forward-looking statements.  We sometimes use words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will” and similar expressions, as they relate to us, our management and our industry, to identify forward-looking statements.  Forward-looking statements relate to our expectations, beliefs, plans, strategies, prospects, future performance, anticipated trends and other future events.  Specifically, this prospectus and the information incorporated by reference in this prospectus contain forward-looking statements relating to, among other things:

•	our business, growth, operating and financing strategies;

•	our product mix;

•	the introduction or success of new products;

•	the impact of seasonality and weather on our operations;

•	expectations regarding our net sales and earnings growth;

•	expectations regarding our liquidity;

•	our future financing plans; and

•	trends affecting our financial condition or results of operations.

We have based our forward-looking statements largely on our current expectations and projections about future events and financial trends affecting our business.  Actual results may differ materially.  Some of the risks, uncertainties and assumptions that may cause actual results to differ from these forward-looking statements are described in “Risk Factors”.  In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus and the information incorporated by reference in this prospectus might not occur.

You should read this prospectus, the documents that we filed as exhibits to the registration statement of which this prospectus is a part and the documents that we incorporate by reference in this prospectus completely and with the understanding that our future results may be materially different from what we expect.  We qualify all of our forward-looking statements by these cautionary statements, and we assume no obligation to update these forward-looking statements publicly for any reason.

WHERE YOU CAN FIND MORE INFORMATION
AND INCORPORATION BY REFERENCE

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission.  This prospectus does not contain all of the information in the registration statement.  In addition, we file annual, quarterly and special reports, proxy statements and other information with the Commission.  Our Commission filings are available to the public over the Internet at the Commission’s web site at http://www.sec.gov.  You may also read and copy any document we file with the Commission at its public reference facilities at 100 F Street, N.E., Washington, DC 20549.  You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Commission at 100 F Street, N.E., Washington, DC 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.  Our Commission filings are also available at the office of the Nasdaq Stock Market, One Liberty Plaza, 165 Broadway, New York, New York 10006.  For further information on obtaining copies of our public filings at the Nasdaq Stock Market, you should call 212-401-8700.

We “incorporate by reference” into this prospectus the information we file with the Commission (Commission file number 000-21026), which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus.  Information that we file with the Commission after the date of this prospectus will automatically update this prospectus.  We incorporate by reference the documents listed below, and any filings we make with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus (except for information furnished and not filed with the Commission in a Current Report on Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Commission on March 2, 2010;

•
the description of our common shares, which is contained in our registration statement on Form 8-A filed with the Commission on December 22, 1992, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as updated in any amendment or report filed for the purpose of updating such description; and

•
the description of the preferred stock purchase rights associated with our common stock, contained in our registration statement on Form 8-A filed with the Commission on June 15, 2009, as updated in any amendment or report filed for the purpose of updating such description.

Information furnished by us in Current Reports on Form 8-K under Items 2.02 and 9.01 is expressly not incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents.  You may request a copy of these filings at no cost, by writing to or telephoning us at:

Rocky Brands, Inc.
39 East Canal Street
Nelsonville, Ohio 45764
Attention:  James E. McDonald, Chief Financial Officer
(740) 753-1951

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include additions to working capital, repayment or redemption of existing indebtedness and financing capital expenditures and acquisitions.  We will set forth in the particular prospectus supplement our intended use for the net proceeds we receive from the sale of our securities under such prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is only a summary and is subject to the provisions of our articles of incorporation and code of regulations, which are included as exhibits to the registration statement of which this prospectus forms a part, and provisions of applicable law.

Our articles of incorporation authorize our board of directors to issue 25,000,000 shares of common stock, without par value, and 500,000 shares of preferred stock, without par value, of which 250,000 shares are voting preferred stock and 250,000 shares are non-voting preferred stock.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to be voted upon.  Shareholders are not entitled to cumulate votes for the election of directors.  Common shareholders are entitled to share ratably in any dividends that may be declared by the board of directors out of funds legally available therefor.  Holders of common stock do not have preemptive, redemption, conversion or other preferential rights and, upon the liquidation, dissolution or winding up of our company, are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference, if any, which may be granted to the holders of preferred stock.  All shares outstanding before this offering are, and the shares to be issued in this offering will be, validly issued, fully paid and non-assessable.  The rights, preferences and privileges of holders of common stock are subject to the rights, preferences and privileges of holders of any classes or series of preferred stock that we may issue in the future.  As of March 1, 2010, 5,602,537 shares of common stock were outstanding.

Preferred Stock

Our articles of incorporation authorize our board of directors to issue, without further action by the holders of our common stock, up to 500,000 shares of preferred stock, of which 250,000 shares are voting preferred stock and 250,000 shares are non-voting preferred stock, in one or more series and to fix any preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption as are provided in resolutions adopted by the board.  The issuance of preferred stock could have an adverse effect on the rights of holders of common stock.  For example, any preferred stock may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. In addition, any preferred stock may have class or series voting rights.  Holders of preferred stock have no preemptive or other rights to subscribe for additional shares.

Classified Board of Directors; Election of Directors

Our code of regulations provides that our board of directors shall consist of up to 15 members.  Our board is divided into two classes, with staggered terms of two years each.  Each year the term of one class expires.  As a result, approximately one-half of the directors are elected at each annual meeting of shareholders.  This can delay the ability of a significant shareholder or group of shareholders to gain control of our board of directors.

Our code of regulations provides that the number of directors cannot be fewer than three nor more than 15; any change in the number of directors cannot have the effect of shortening the term of any incumbent director; and no action may be taken to increase the number of directors unless at least two-thirds of the directors then in office concur in such action.  Consistent with the adoption of a classified board, our code of regulations precludes the removal of an incumbent director unless such removal is for cause.  This will prevent a shareholder or group of shareholders from removing incumbent directors and simultaneously gaining control of the board by filling the vacancies created by removals with their own nominees.  Vacancies on our board of directors may be filled by the remaining directors and, in cases where a director has been removed for cause, by the shareholders.  These provisions may only be repealed or amended with the affirmative vote of the holders of two-thirds of the shares entitled to vote on the proposal.  Otherwise, our code of regulations may be amended with the affirmative vote of the holders of a majority of the shares entitled to vote on the proposal.

Our code of regulations requires that notice in writing of proposed shareholder nominations for the election of directors be given to our secretary prior to the meeting.  The notice must contain certain information about the non-incumbent nominee, including name, age, business and residence addresses, principal occupation, the class and number of our shares beneficially owned by the nominee and such other information as would be required to be included in a proxy statement soliciting proxies for election of the nominee, as well as certain information about the nominating shareholder.  We may require any nominee to furnish other information reasonably required by us to determine the nominee’s eligibility to serve as a director.  If the presiding officer of any shareholder meeting determines that a person was not nominated in accordance with the foregoing procedures, the person shall not be eligible for election as a director.

In addition, our code of regulations requires that notice in writing from any shareholder who proposes to bring business before any meeting of shareholders must be timely given to our secretary prior to the meeting.  The notice must contain certain information, including a brief description of the business proposed to be brought before the meeting, the reasons for conducting this business at the meeting, the class and number of our shares beneficially owned by the shareholder and any supporting shareholders and any material interest of the proposing shareholder in the business so proposed.  If the presiding officer of any shareholder meeting determines that any business was not properly brought before the meeting in accordance with the foregoing procedures, the business will not be conducted at the meeting.  Nothing in our code of regulations precludes discussion by any shareholder of any business properly brought before the meeting in accordance with these procedures.

To be timely, shareholder notice of a nomination for election of a director or to bring business before any shareholder meeting must be received by us not less than 30 days nor more than 60 days prior to the meeting (or, if fewer than 40 days’ notice or prior public disclosure of the meeting date is given or made to shareholders, not later than the tenth day following the day of mailing notice of the meeting or public disclosure of the mailing).

Shareholder Rights Plan

      We adopted a shareholder rights plan in 2009 under a shareholder rights agreement intended to protect shareholders against unsolicited attempts to acquire control of our company that do not offer what our board of directors believes to be an adequate price to all shareholders or that our board of directors otherwise opposes.  As part of the plan, our board of directors declared a dividend that resulted in the issuance of one preferred stock purchase right for each outstanding share of our common stock.  Unless extended, the preferred share purchase rights expire on June 11, 2012.  If a bidder proceeds with an unsolicited attempt to purchase our stock and acquires 20% or more (or announces its intention to acquire 20% or more) of our outstanding stock, and the board of directors does not redeem the preferred stock purchase rights, the rights will become exercisable at a price that significantly dilutes the interest of the bidder in our common stock.

Provisions Relating to Acquisitions and Mergers

Under our articles of incorporation, we have elected not to be covered by the Ohio Control Share Acquisition Act, known as the Control Act.  The Control Act requires the prior approval of shareholders for transfers of corporate control that occur in the open market, including tender offers, or that are privately negotiated.

Under our articles of incorporation, the affirmative vote of the holders of two-thirds of the shares entitled to vote is required for the approval or authorization of any (1) merger or consolidation of our company with or into any other corporation, or (2) sale, lease, exchange or other disposition of all or substantially all of our assets to or with any other corporation, person or other entity, unless two-thirds of our directors have approved the transaction.

Our articles of incorporation further provide that it is a proper corporate purpose, reasonably calculated to benefit shareholders, for our board of directors to base our response to any acquisition proposal, as defined in our articles of incorporation, on our board’s evaluation of what is in our best interests.  This evaluation will include consideration of the best interests of our shareholders, including the relationship of the consideration offered in the acquisition proposal to the then-current market price of our stock, our current value in a freely negotiated transaction and the estimate of our future value as an independent entity; the business and financial conditions and earnings prospects of the acquiring person or persons; the competence, experience and integrity of the acquiring person or persons and its or their management; and such other factors as our board of directors deems relevant, including the social, legal and economic effects of the acquisition proposal upon employees, suppliers, customers and our business.  An acquisition proposal means any proposal for a tender offer or exchange offer for any of our equity securities, any proposal to merge or consolidate us with another corporation, or any proposal to purchase or otherwise acquire all or substantially all of our properties and assets.

Our articles of incorporation explicitly provide that the provisions of Chapter 1704 of the Ohio Revised Code apply to us. Section 1704 generally prevents an issuing public corporation (generally defined as an Ohio corporation with 50 or more shareholders that has its principal place of business, its principal offices, assets with substantial value, or a substantial percentage of its assets in Ohio) from entering into certain business combinations with an interested shareholder (generally defined as any person or entity that can vote, or direct the voting of, 10% or more of the issuing public corporation’s stock) or its affiliates for a period of three years after the date of the transaction in which the person became an interested shareholder, unless prior to this transaction (1) the directors have approved the Section 1704 business combination or (2) the directors have approved this transaction.  Section 1704 provides further that a corporation may, in its articles of incorporation or code of regulations, elect not to be governed by Section 1704.  We have not made this election.

These provisions relating to acquisitions, mergers and combinations may only be amended by the affirmative vote of the holders of two-thirds of the shares entitled to vote on the proposal. Otherwise, our articles of incorporation may be amended by the affirmative vote of the holders of a majority of the shares entitled to vote on the proposal.

Limitation of Director Liability and Indemnification Agreements

Under the Ohio General Corporation Law, a director’s liability to us or our shareholders for damages is limited to only those situations where it is proven by clear and convincing evidence that his act or failure to act was undertaken with deliberate intent to cause injury to us or undertaken with reckless disregard for our best interests and those situations involving unlawful loans, asset distributions, dividend payments or share repurchases.  As a result, shareholders may be unable to recover monetary damages against directors for actions that constitute gross negligence or that are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to shareholders for any particular case, shareholders may not have any effective remedy against the challenged conduct.  Our articles of incorporation provide that indemnification may be granted to directors, officers and certain other persons serving (or having served) as a director or officer of our company or any other company or enterprise at our request against all expenses (including attorneys’ fees), judgments, fines and settlement amounts, paid or incurred by them in any action or proceeding, on account of their service as a director or officer of our company or any other company or enterprise when serving at our request, to the fullest extent permitted by law.

We also entered into indemnification agreements with each director and executive officer, including the directors who are also our employees, to confirm and expand our obligation to indemnify these persons.  These indemnification agreements (1) confirm the indemnity provided to them by our articles of incorporation and give them assurances that this indemnity will continue to be provided despite future changes in our articles of incorporation, and (2) provide that, in addition, the directors and officers shall be indemnified to the fullest possible extent permitted by law against all expenses (including attorneys’ fees) judgments, fines and settlement amounts, paid or incurred by them in any action or proceeding, including any action by or in the right of our company, on account of their service as a director or officer of our company or as a director or officer of any of our subsidiaries or as a director or officer of any other company or enterprise when they are serving in such capacities at our request.

No indemnity will be provided under the indemnification agreements to any director or officer on account of conduct that is adjudged to have been undertaken with deliberate intent to cause injury to us or undertaken with reckless disregard for our best interests. In addition, the indemnification agreements provide that no indemnification will be permitted if a final court adjudication shall determine that the indemnification is not lawful, or in respect of any suit in which judgment is rendered against a director or officer for an accounting of profits made from a purchase or sale of our securities in violation of Section 16(b) of the Securities Exchange Act of 1934 or of any similar statutory law, or on account of any remuneration paid to a director or officer that is adjudicated to have been paid in violation of law.  Except as so limited, indemnification of directors and officers will be permitted under the indemnification agreements to the fullest extent permitted by law.

We believe that these indemnification provisions are essential to attracting and retaining qualified persons as officers and directors.  We have obtained directors’ and officers’ insurance.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services LLC located in Chicago, Illinois.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods.   We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;
•	through agents; and/or
•	directly to one or more purchasers.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus.  We may also designate agents to solicit offers to purchase the securities from time to time.  We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public.  In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions.  The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.  Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.  We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act or to contribute to payments they may be required to make in respect thereof.

The securities may or may not be listed on a national securities exchange.  To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities.  This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them.  In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option.  In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions.  The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market.  These transactions may be discontinued at any time.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with any derivative transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.  The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus.  Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

 The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the shares offered hereby has been passed upon for us by Porter Wright Morris & Arthur LLP, 41 South High Street, Columbus, Ohio  43215.  Curtis A. Loveland, a partner in Porter Wright Morris & Arthur LLP, is our secretary and a director and beneficially owns an aggregate of 107,302 shares of our common stock consisting of a combination of stock and options exercisable within 60 days after April 20, 2010.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K, and the effectiveness our internal control over financial reporting have been audited by Schneider Downs & Co., Inc., an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference.  Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.           Other Expenses of Issuance and Distribution.

The following table sets forth the expenses expected to be incurred by our company in connection with the issuance and distribution of the securities being registered.

SEC registration fee		$3,565
Legal fees and expenses		**
Accounting fees		**
Printing expenses		**
Miscellaneous		**

Total	$	**

**  Estimated expenses are presently not known and cannot be estimated.

Item 15.           Indemnification of Directors and Officers.

Section 1701.13 of the Ohio General Corporation Law provides that directors and officers of Ohio corporations may, under certain circumstances, be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful.  Section 1701.13 provides that directors and officers may also be indemnified against expenses (including attorneys’ fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Article Ten of our articles of incorporation permits us to indemnify directors and officers against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them to the full extent and according to the procedures and requirements set forth in the Ohio General Corporation Law, as the same may be in effect from time to time.  Pursuant to Article Ten, we also have the right to (i) indemnify employees, agents and others as permitted by Ohio law, (ii) purchase and maintain insurance or provide similar protection on behalf of the directors, officers or such other persons against liabilities asserted against them or expenses incurred by them arising out of their service to us as contemplated by our articles of incorporation, and (iii) enter into agreements with these directors, officers, incorporators, employees, agents or others indemnifying them against any and all liabilities (or lesser indemnification as may be provided in these agreements) asserted against them or incurred by them arising out of their service to our company as contemplated by our articles of incorporation.

We have also entered into indemnification agreements with each of our directors and executive officers, including the directors who are also our employees, to confirm and expand our obligation to indemnify these persons.  These indemnification agreements (i) confirm the indemnity provided to them by our articles of incorporation and give them assurances that this indemnity will continue to be provided despite future changes in our articles of incorporation, and (ii) provide that, in addition, the directors and officers shall be indemnified to the fullest possible extent permitted by law against all expenses (including attorneys’ fees), judgments, fines and settlement amounts, paid or incurred by them in any action or proceeding, including any action by or in the right of our company, on account of their service as a director or officer of our company or as a director or officer of any subsidiary of our company or as a director or officer of any other company or enterprise when they are serving in these capacities at our request.

No indemnity will be provided under the indemnification contracts to any director or officer on account of conduct that is adjudged to have been undertaken with deliberate intent to cause injury to us or undertaken with reckless disregard for our best interests.  In addition, the indemnification contracts provide that no indemnification will be permitted if a final court adjudication shall determine that such indemnification is not lawful, or in respect of any suit in which judgment is rendered against a director or officer for an accounting of profits made from a purchase or sale of our securities in violation of Section 16(b) of the Securities Exchange Act of 1934 or of any similar statutory law, or on account of any remuneration paid to a director or officer that is adjudicated to have been paid in violation of law.  Except as so limited, indemnification of directors and officers will be permitted under the indemnification contracts to the fullest extent permitted by law.

Item 16.  Exhibits.

Exhibit Number	Exhibit Description

4(a)
Rights Agreement dated as of June 11, 2009, by and between the Company and Computershare Trust Company, N.A., as Rights Agent, previously filed as Exhibit 4.1 to the Registration Statement on Form 8-A (file number 001-34382), filed on June 15, 2009, and incorporated herein by reference.

4(b)
Articles Fourth, Fifth, Sixth, Seventh, Eighth, Eleventh, Twelfth, and Thirteenth of the Company’s Second Amended and Restated Articles of Incorporation, previously filed March 15, 2007 as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and incorporated herein by reference.

4(c)
Articles I and II of the Company’s Amended and Restated Code of Regulations, previously filed as Exhibit 3.2 to the Registration Statement on Form S-1, (file number 33-56118) and incorporated herein by reference.

4(d)	Form of Stock Certificate for the Company, previously filed as Exhibit 4.1 to the Registration Statement on Form S-1 (file number 33-56118) and incorporated herein by reference.

5**	Opinion of Porter Wright Morris & Arthur LLP.

23(a)**	Consent of Porter Wright Morris & Arthur LLP (included in Exhibit 5).

23(b)*	Consent of Schneider Downs & Co, Inc.

24*	Power of Attorney.

* Previously filed with this Registration Statement.
**Filed herewith .

Item 17.  Undertakings.

The undersigned hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nelsonville, State of Ohio, on April 23, 2010.

ROCKY BRANDS, INC.

By:	/s/ James E. McDonald
James E. McDonald, Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Mike Brooks	Chairman, Chief Executive	April 23, 2010
Mike Brooks	Officer and Director
(Principal Executive Officer)

/s/ James E. McDonald	Executive Vice President and	April 23, 2010
James E. McDonald	Chief Financial Officer
(Principal Financial and Accounting
Officer)

*Curtis A. Loveland	Secretary and Director	April 23, 2010
Curtis A. Loveland

*J. Patrick Campbell	Director	April 23, 2010
J. Patrick Campbell

*Glenn E. Corlett	Director	April 23, 2010
Glenn E. Corlett

*Michael L. Finn	Director	April 23, 2010
Michael L. Finn

*G. Courtney Haning	Director	April 23, 2010
G. Courtney Haning

*Harley E. Rouda, Jr.	Director	April 23, 2010
Harley E. Rouda, Jr.

*James L. Stewart	Director	April 23, 2010
James L. Stewart

*By:	/s/ James E. McDonald
James E. McDonald, attorney-in-fact
for each of the persons indicated

Exhibit Index

Exhibit Number	Exhibit Description

4(a)
Rights Agreement dated as of June 11, 2009, by and between the Company and Computershare Trust Company, N.A., as Rights Agent, previously filed as Exhibit 4.1 to the Registration Statement on Form 8-A (file number 001-34382), filed on June 15, 2009, and incorporated herein by reference.

4(b)
Articles Fourth, Fifth, Sixth, Seventh, Eighth, Eleventh, Twelfth, and Thirteenth of the Company’s Second Amended and Restated Articles of Incorporation, previously filed March 15, 2007 as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and incorporated herein by reference.

4(c)
Articles I and II of the Company’s Amended and Restated Code of Regulations, previously filed as Exhibit 3.2 to the Registration Statement on Form S-1, (file number 33-56118) and incorporated herein by reference.

4(d)	Form of Stock Certificate for the Company, previously filed as Exhibit 4.1 to the Registration Statement on Form S-1 (file number 33-56118) and incorporated herein by reference.

5**	Opinion of Porter Wright Morris & Arthur LLP.

23(a)**	Consent of Porter Wright Morris & Arthur LLP (included in Exhibit 5).

23(b)*	Consent of Schneider Downs & Co, Inc.

24*	Power of Attorney.

* Previously filed with this Registration Statement.
**Filed herewith.